UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

STEPAN COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard Suite 500
Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 446-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	SCL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2025, as approved and recommended by the Human Capital and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Stepan Company (“Stepan” or the “Company”), the Board approved and adopted the Stepan Company Key Executive Severance Benefit Plan (the “Plan”), effective November 26, 2025. Capitalized terms used in this description without definition are defined in the Plan.

The Plan is designed to provide severance compensation and benefits to selected employees (including the Company’s currently-serving named executive officers, who will participate in the Plan) in connection with certain involuntary terminations of employment referred to in the Plan as Qualifying Terminations. Such Qualifying Terminations include (i) an Involuntary Termination Without Cause not in connection with a Change in Control, and (ii) a Change in Control Termination, which includes an Involuntary Termination Without Cause or a Constructive Termination, in either case that occurs on or within twenty-four months after a Change in Control.

If an Executive’s employment is terminated pursuant to a Qualifying Termination, in general, the Company will provide the following severance payments and benefits to the Executive, subject to applicable tax withholding and certain eligibility requirements as well as certain reductions as described in the Plan:

•

Cash severance: Cash severance in an amount equal to (i) the sum of the Executive’s base salary plus target annual bonus multiplied by (ii) the number of months in the Severance Period determined in accordance with the chart set forth below and the tier set forth in the Executive’s Participation Notice (aside from Mr. Rojo who is designated Tier 1, all other current Executives are Tier 2). Cash severance will be paid in a lump sum on the sixtieth day after the Executive’s separation from service. Any additional amounts owed as a result of a subsequent Change in Control will be paid in accordance with the Plan.

Tier	Severance Period – Involuntary Termination Without Cause	Severance Period – Change in Control Termination
1	18 months	36 months
2	12 months	24 months

•

Health insurance premiums: If the Executive timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (together with any state laws of similar effect, “COBRA”), a payment equal to the difference between the Company’s and the Executive’s monthly premium for the Executive’s participation in such plan immediately prior to the Qualifying Termination, or coverage under the Company’s self-funded broad based health insurance plans, on behalf of the Executive, including coverage for the Executive’s eligible dependents, until the earliest of (i) the end of the number of months in the Executive’s Severance Period, (ii) the expiration of the Executive’s eligibility for the continuation coverage under COBRA, or (iii) the date when the Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

Treatment of participants’ equity awards in connection with any termination of employment or service will be governed by the applicable award agreements and the Company’s 2022 Equity Incentive Compensation Plan (As Amended and Restated Effective April 29, 2025) or other applicable equity plan maintained by the Company.

An Executive must execute and deliver an effective release and waiver of claims (the “Release”), among other things, to receive the payments and benefits provided for under the Plan (and the Executive will not receive (or will not continue to receive) any severance payments or benefits if the Executive fails to comply with the restrictive covenants in the Release, the Participation Notice or under applicable law).

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Stepan Company Key Executive Severance Benefit Plan, effective November 26, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: November 28, 2025	By:	/s/ Shawn G. Lisle
Shawn G. Lisle Vice President, General Counsel and Secretary